Exhibit 21.1

Subsidiaries of ADS Waste Holdings, Inc.

No.	Name of Subsidiary
1.	Advanced Disposal Services South, Inc.
2.	Advanced Disposal Recycling Services Atlanta, LLC
3.	Advanced Disposal Recycling Services, LLC
4.	Advanced Disposal Recycling Services Gulf Coast, LLC
5.	Advanced Disposal Services Alabama CATS, LLC
6.	Advanced Disposal Services Alabama EATS, LLC
7.	Advanced Disposal Services Alabama Holdings, LLC
8.	Advanced Disposal Services Alabama, LLC
9.	Advanced Disposal Services Atlanta, LLC
10.	Advanced Disposal Services Augusta, LLC
11.	Advanced Disposal Services Biloxi MRF, LLC
12.	Advanced Disposal Services Biloxi Transfer Station, LLC
13.	Advanced Disposal Services Birmingham, Inc.
14.	Advanced Disposal Services Carolinas, LLC
15.	Advanced Disposal Services Carolinas Holdings, LLC
16.	Advanced Disposal Services Central Florida, LLC
17.	Advanced Disposal Services Cobb County Recycling Facility, LLC
18.	Advanced Disposal Services Cobb County Transfer Station, LLC
19.	Advanced Disposal Services Georgia Holdings, LLC
20.	Advanced Disposal Services Gwinnett Transfer Station, LLC
21.	Advanced Disposal Services Gulf Coast, LLC
22.	Advanced Disposal Services Hancock County, LLC
23.	Advanced Disposal Services Jackson, LLC
24.	Advanced Disposal Services Jacksonville, LLC
25.	Advanced Disposal Services Jones Road, LLC
26.	Advanced Disposal Services Lithonia Transfer Station, LLC
27.	Advanced Disposal Services Macon, LLC
28.	Advanced Disposal Services Middle Georgia, LLC
29.	Advanced Disposal Services Milledgeville Transfer Station, LLC
30.	Advanced Disposal Services Mississippi, LLC
31.	Advanced Disposal Services Mobile Transfer Station, LLC
32.	Advanced Disposal Services National Accounts, Inc.
33.	Advanced Disposal Services National Accounts Holdings, Inc.

No.	Name of Subsidiary
34.	Advanced Disposal Services North Alabama Landfill, LLC
35.	Advanced Disposal Services North Florida, LLC
36.	Advanced Disposal Services North Georgia, LLC
37.	Advanced Disposal Services Pasco County, LLC
38.	Advanced Disposal Services Prattville C&D Landfill, LLC
39.	Advanced Disposal Services Renewable Energy, LLC
40.	ADS Renewable Energy - Eagle Point, LLC
41.	ADS Renewable Energy - Stones Throw, LLC
42.	ADS Renewable Energy - Wolf Creek, LLC
43.	Advanced Disposal Services Randolph County, LLC
44.	Advanced Disposal Services Rogers Lake, LLC
45.	Advanced Disposal Services Selma Transfer Station, LLC
46.	Advanced Disposal Services Smyrna Transfer Station, LLC
47.	Advanced Disposal Services South Carolina, LLC
48.	Advanced Disposal Services Stateline, LLC
49.	Advanced Disposal Services Tennessee Holdings, Inc.
50.	Advanced Disposal Services Tennessee, LLC
51.	Arrow Disposal Service, LLC
52.	Baton Rouge Renewable Energy LLC
53.	Cartersville Transfer Station, LLC
54.	Caruthers Mill C&D Landfill, LLC
55.	Coastal Recyclers Landfill, LLC
56.	Doraville Transfer Station, LLC
57.	Eagle Point Landfill, LLC
58.	Firetower Landfill, LLC
59.	Hall County Transfer Station, LLC
60.	Jones Road Landfill and Recycling, Ltd.
61.	Middleton, LLC
62.	Nassau County Landfill, LLC
63.	Old Kings Road, LLC
64.	Old Kings Road Solid Waste, LLC
65.	Pasco Lakes Inc.
66.	Site Services, LLC
67.	SSI Southland Holdings, Inc.
68.	Stone’s Throw Landfill, LLC
69.	Tallassee Waste Disposal Center, Inc.
70.	Turkey Trot Landfill, LLC

No.	Name of Subsidiary
71.	Welcome All Transfer Station, LLC
72.	Wolf Creek Landfill, LLC
73.	HWStar Holdings Corp.
74.	Advanced Disposal Services East, Inc.
75.	Highstar Waste Acquisition Corp.
76.	IWStar Waste Holdings Corp.
77.	NEWStar Waste Holdings Corp.
78.	North East Waste Services, Inc.
79.	NEWS North East Holdings, Inc.
80.	Vermont Hauling, Inc.
81.	St. Johnsbury Transfer Station, Inc.
82.	Moretown Landfill, Inc.
83.	Burlington Transfer Station, Inc.
84.	Waitsfield Transfer Station, Inc.
85.	NEWS MA Holdings, Inc.
86.	South Hadley Landfill, LLC
87.	WSI of New York, Inc.
88.	North East Waste Transport, Inc.
89.	PDC Disposal Co., Inc.
90.	NEWS Mid-Atlantic Holdings, Inc.
91.	WSI Medical Waste Systems, Inc.
92.	Somerset Hauling, Inc.
93.	WSI Sandy Run Landfill, Inc.
94.	Community Refuse Service, Inc.
95.	NEWS PA Holdings, Inc.
96.	Community Refuse Service, LLC
97.	Mostoller Landfill, LLC
98.	WSI Sandy Run Landfill, LLC
99.	Advanced Disposal Services Shippensburg, LLC
100.	Advanced Disposal Services Somerset, Inc.
101.	Advanced Disposal Services Skippack, Inc.
102.	Advanced Disposal Services Lehigh Valley, Inc.
103.	Hinkle Transfer Station, Inc.
104.	Eastern Trans-Waste of Maryland, Inc.
105.	Mostoller Landfill, Inc.
106.	WBLF Acquisition Company, LLC
107.	Highstar Royal Oaks I, Inc.

No.	Name of Subsidiary
108.	Highstar Royal Oaks II, Inc.
109.	Harmony Landfill, LP
110.	Highstar Galante, Inc.
111.	Champion Transfer Station, Inc.
112.	Trestle Park Carting, Inc.
113.	Trestle Transport, Inc.
114.	Western Maryland Waste Systems, LLC
115.	MWStar Waste Holdings Corp.
116.	Advanced Disposal Services Midwest, LLC
117.	Advanced Disposal Services Solid Waste Leasing Corp.
118.	Advanced Disposal Services Solid Waste Midwest, LLC
119.	Advanced Disposal Services Cranberry Creek Landfill, LLC
120.	Advanced Disposal Services Emerald Park Landfill, LLC
121.	Land & Gas Reclamation, Inc.
122.	Landsouth, Inc.
123.	Advanced Disposal Services Seven Mile Creek Landfill, LLC
124.	Advanced Disposal Services Glacier Ridge Landfill, LLC
125.	Advanced Disposal Services Hickory Meadows Landfill, LLC
126.	Summit, Inc.
127.	South Suburban, LLC
128.	Advanced Disposal Services Valley Meadows Landfill, LLC
129.	Advanced Disposal Services Mallard Ridge Landfill, Inc.
130.	Advanced Disposal Services Blackfoot Landfill, Inc.
131.	Advanced Disposal Services Hoosier Landfill, Inc.
132.	Advanced Disposal Services Pontiac Landfill, Inc.
133.	Advanced Disposal Services Arbor Hills Landfill, Inc.
134.	Advanced Disposal Services Cedar Hill Landfill, Inc.
135.	Advanced Disposal Services Star Ridge Landfill, Inc.
136.	Advanced Disposal Services Eagle Bluff Landfill, Inc.
137.	Advanced Disposal Services Solid Waste of PA, Inc.
138.	Advanced Disposal Services Greentree Landfill, LLC
139.	Advanced Disposal Services Chestnut Valley Landfill, Inc.
140.	Advanced Disposal Services Lancaster Landfill, LLC
141.	Advanced Disposal Services Morehead Landfill, Inc.
142.	Advanced Disposal Services Blue Ridge Landfill, Inc.
143.	Advanced Disposal Services Maple Hill Landfill, Inc.
144.	Advanced Disposal Services Oak Ridge Landfill, Inc.

No.	Name of Subsidiary
145.	Advanced Disposal Services Pecan Row Landfill, LLC
146.	Advanced Disposal Services Magnolia Ridge Landfill, LLC
147.	Advanced Disposal Services Evergreen Landfill, Inc.
148.	Advanced Disposal Services Taylor County Landfill, LLC
149.	ADS Solid Waste of NJ, Inc.
150.	Advanced Disposal Services Cypress Acres Landfill, Inc.
151.	Parker Sanitation II, Inc.
152.	Advanced Disposal Services Solid Waste Southeast, Inc.
153.	Superior Waste Services of New York City, Inc.
154.	Advanced Disposal Services Valley View Landfill, Inc.
155.	Advanced Disposal Services Orchard Hills Landfill, Inc.
156.	Advanced Disposal Services Sumner Landfill, Inc.
157.	Advanced Disposal Services Wayne County Landfill, Inc.
158.	Advanced Disposal Services Zion Landfill, Inc.
159.	Advanced Disposal Services Rolling Hills Landfill, Inc.
160.	Advanced Disposal Services Vasko Rubbish Removal, Inc.
161.	Advanced Disposal Services Vasko Solid Waste, Inc.
162.	Eco-Safe Systems, LLC
163.	Diller Transfer Station, Inc.